Exhibit 99.1

The Necessity Retail REIT Second Quarter 2022 Investor Presentation August 2022

1 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com RTL Q2’22 Overview ( Necessity Based Retail Focus 55% of portfolio Annualized Straight Line Rent is derived from Necessity Based retail tenants that RTL believes to be more resilient to e commerce and economic cycles than Traditional Retail Demonstrated Leasing Platform Year over year, multi tenant Occupancy increased to 87.6% from 86.6% and is expected to grow to 89.4% as leases commence and signed LOIs lead to definitive leases, which is not assured Best in Class Portfolio ( 61.8% of top 20 tenants are actual or implied Investment Grade Rated and are 55% Necessity Based Diligent Balance Sheet Liquidity of $106 million, weighted average interest rate of 3.8%, weighted average debt maturity of 4.6 years Robust Acquisition Program 2022 acquisitions of $1.3 billion at a Cash Cap Rate ( of 7.2% and a weighted average Cap Rate of 8.6% plus a Q3’22 acquisition pipeline of $65 million Substantial Earnings Growth As compared to pre CIM Transaction (Q4’21), AFFO per share grew from $0.22 to $0.29, validating the accretive CIM Transaction and its contribution to earnings Portfolio Information (1): Real Estate Investments, at cost $5.2 billion # of Properties 1,057 States (including District of Columbia) 48 Portfolio Occupancy ( 90.9% Portfolio Annualized Straight line Rent ( $389.3 million Weighted Average Remaining Lease Term (2)( 7.2 Years Top 20 Tenant Investment Grade % %(2)(3)( 61.8% 2022 Real Estate Acquisitions ( $1.3 billion 1. Note: Metrics shown for the Q2’22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end . Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021. 2. See appendix for a full description of capitalized terms and a reconciliation of non GAAP metrics. 3. Based on Annualized Straight line Rent as of June 30, 2022. 4. Based on Annualized Straight line Rent and based on ratings information as of June 30, 2022. RTL’s top 20 tenants were 56.2% actual and 5.6% implied Investment Grade rated. 5. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the six months ended June 30, 2022 were $99.1 million.

Summary of Q2'22 Performance

In Q2'22, RTL substantially completed the previously announced accretive $1.3 billion open-air shopping center portfolio and continued to generate significant multi-tenant leasing activity. The CIM Transaction contributed approximately $20 million of NOI in Q2'22 and was materially accretive to AFFO per share, primarily driving RTL's AFFO per share increase from pre CIM-Transaction AFFO per share of $0.22 in Q4'21 to $0.29 per share.


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DOLLAR GENERAL





Improved Financial Performance[1]

- RTL's financial performance continues to increase year-over-year:
  - ✓ Revenue from tenants up **43%** to $116.9 million from $81.6 million.
  - ✓ Adjusted EBITDA up **28%** to $72.7 million from $56.8 million.
  - ✓ Cash NOI up **32%** to $86.3 million from $65.4 million.
  - ✓ AFFO up **32%** to $38.5 million from $29.2 million.
- As compared to pre-CIM Transaction (Q4'21), AFFO per share grew from $0.22 to $0.29, validating the accretive CIM Transaction and its contribution to earnings.

Diligent Balance Sheet

- Weighted average interest rate of 3.8% with 82.5% of debt at fixed interest rates.
- RTL's weighted average interest rate improved to 3.8% from 4.0% in Q4'21 as RTL leveraged its credit facility and assumed opportunistic property-level debt from the CIM Transaction.
- Only 12% of RTL's debt matures through 2024 as a result of RTL's focus to lock in long-term low interest rate bearing debt in 2020 and 2021.
- Having completed the CIM Transaction, RTL will focus on reducing leverage and expects to return leverage to levels consistent with prior quarters.

Accretive Acquisition Program[2]

- In Q2'22, RTL substantially completed the CIM Transaction, acquiring $470 million of assets at a 7.3% Cash Cap Rate[1] and 8.6% weighted average Cap Rate. Subsequent to quarter end, RTL acquired the final CIM property.
- The CIM Transaction increased the number of grocery centers in RTL's portfolio to 21 from 8, an increase to a segment that management believes enhances its ability to command strong rental rates.
- Year-to-date, RTL completed $298 million of dispositions, by contact sales price, and currently has a disposition pipeline of $98 million, proceeds of which will be used to reduce leverage.

Increasing Occupancy[3]

- Year over year, multi-tenant Occupancy improved to 87.6% from 86.8%.
- Multi-tenant Executed Occupancy to add over 119,100 SF and increase Occupancy to 88.3%, as leases commence over time.
- Multi-tenant Executed Occupancy and Leasing Pipeline to increase Occupancy to 89.4%, if signed letters of intent lead to definitive agreements, which is not assured.
- RTL also completed 38 multi-tenant lease renewals in Q2'22, bringing the 2022 total to 56 renewals, that totaled nearly 600,000 square feet and $8.2 million of Annualized Straight-line Rent, which is a 6% increase to the prior leases.

1. See appendix for a full description of capitalized terms and a reconciliation of non-GAAP metrics.
2. Refer to slide 5 for additional information.
3. Refer to slide 10 for additional information.

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Accretive and Portfolio Enhancing CIM Transaction

The accretive CIM Transaction primarily contributed to a 32% AFFO per share increase and numerous portfolio enhancements including improved multi-tenant Occupancy, reduced top 10 tenant SLR concentration, reduced SLR derived from office assets, and increased emphasis on Necessity-Based retail tenants when compared to Q4'21.



Accretion
Enhanced Diversification
Amplified Scale



AFFO per Share
$0.22
$0.29
RTL Q4'21
RTL Q2'22
Annualized Straight-line Rent
$271.0
$388.1
RTL Q4'21
RTL Q2'22
Top 10 Tenant Concentration
% of Portfolio SLR
39%
29%
RTL Q4'21
RTL Q2'22
Office Property Exposure
% of Portfolio SLR
7%
1%
RTL Q4'21
RTL Q2'22
Sunbelt Exposure
% of Portfolio SLR
39%
57%
RTL Q4'21
RTL Q2'22
Number of Grocery Centers
8
21
RTL Q4'21
RTL Q2'22

Note: Metrics shown for the Q2'22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end. Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021.

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Q2’22 Portfolio Summary[(1)]

RTL’s preeminent Necessity-Based retail portfolio is a unique investment mix of stable, long-term single-tenant net lease assets and open-air shopping centers that are highly complementary, pandemic-tested and resistant to economic cycles.

Portfolio Metrics[(1)] (*$ and SF in mm*)	Multi-Tenant	Single-Tenant	Total Portfolio
Real Estate Investments, at cost[(2)]	$2,712	$2,422	$5.1 billion
Number of Properties	113	944	1,057
States (including District of Columbia)	29	48	48
Square Feet	17.0	12.3	29.3 million
Annualized Straight-Line Rent	$203.6	$185.7	$389.3 million
Occupancy (%)	87.6%	95.5%	90.9%
Executed Occupancy (%)	88.3%	95.5%	91.3%
Investment Grade Tenancy[(3)] (%)	41.1%	52.2%	47.5%[(4)]
Weighted Average Remaining Lease Term	4.6 Years	9.9 Years	7.2 Years

Total Portfolio Annualized SLR by Segment



Power Center
Anchored Center
Grocery Center
Single-Tenant
Multi-Tenant 52%
48%
28%
13%
11%
$388 million

Single-Tenant



2%
14%
$186 million
84%
Retail
Industrial
Office

Multi-Tenant



21%
$202 million
54%
25%
Power Center
Anchored Center
Grocery Centers

1. Represents the RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end. Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021.
2. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
3. Based on Annualized Straight-line Rent and based on ratings information as of June 30, 2022. RTL’s single-tenant portfolio tenants were 39.6% actual and 12.6% implied investment grade rated. RTL’s multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. RTL’s multi-tenant portfolio tenants were 30.7% actual and 10.4% implied investment grade rated. On a total portfolio basis, RTL’s tenants were 35.8% actual and 11.7% implied Investment Grade rated.
4. Includes anchor tenants, tenants that occupy 10,000 square feet or more, only from the multi-tenant portfolio.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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2022 Acquisition Activity

In Q2'22, RTL substantially completed the closing of the previously announced CIM Transaction and subsequent to quarter end, acquired the final property in the transaction.

($ in millions, square feet in thousands, lease term remaining in years)

Closed Transactions	Property Type	Number of Properties	Square Feet	Purchase Price[1]	Wgt. Avg. Cap Rate[2]	Lease Term Remaining[3]	Closed
McCain Plaza	Multi-Tenant Retail	1	308	$31.3		4.1	Q1'22
BJ's Wholesale Club	Traditional Retail	1	68	$8.4		7.3	Q1'22
Heritage	Service Retail	1	7	$1.2		20.0	Q1'22
CIM Shopping Center Portfolio	Multi-Tenant Retail	56	6,419	$801.1		4.6	Q1'22
CIM Shopping Center Portfolio	Multi-Tenant Retail (22) / Service Retail (2)	24	3,033	$452.8		5.8	Q2'22
Imperial	Service Retail	8	28	$17.5		20.0	Q2'22
2022: Total Closed		91	9,863	$1,312.3	8.6%	5.0	

Q3'22 Acquisition Pipeline[4]

CIM Shopping Center Portfolio	Multi-Tenant Retail	1	375	$65.0		4.7	Closed Q3'22
Fidelity Memorial	Service Retail	1	11	$0.3		20.0	Signed PSA
Total Q3'22 Acquisition Pipeline		2	386	$65.3	8.6%	5.1	

2022: Total Closed + Q3'22 Acquisition Pipeline	93	10,249	$1,377.6	8.6%	5.0	

1. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the six months ended June 30, 2022 were $99.1 million.
2. Weighted average based on square feet. See Definitions in the appendix for a full description.
3. Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions and estimated acquisition date for pipeline.
4. Includes pipeline as of July 15, 2022. PSA is subject to conditions. There can be no assurance the pipeline acquisition will be completed on its current terms, or at all.

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Robust Top 10 Tenants

As of Q2'22, RTL's top 10 tenants totaled less than 29% of portfolio SLR which represents a 10% improvement in tenant diversification when compared to the RTL portfolio prior to the CIM Transaction (Q4'21).

Tenant		Credit	Market Cap[1]	Tenant Industry	Portfolio Segment	Remaining Lease Term *(in years)*	% SLR
FRESENIUS MEDICAL CARE	Fresenius	Actual: Baa3	$15 Billion	Healthcare	Single-Tenant	6.4	3.8%
MOUNTAIN EXPRESS OIL COMPANY	Mountain Express Oil Co.	Implied: Ba3	N/A	Gas & Convenience	Single-Tenant	16.2	3.4%
HOME DEPOT	Home Depot	Actual: A2	$282 Billion	Home Improvement	Single and Multi Tenant	6.9	3.3%
americold	AmeriCold	Actual: Baa3	$8 Billion	Refrigerated Warehousing	Single-Tenant	5.2	3.3%
TRUIST	Truist Bank	Actual: A2	$63 Billion	Retail Banking	Single-Tenant	7.0	3.1%
PETSMART for the love of pets	PetSmart	Actual: B1	N/A	Pet Supplies	Multi-Tenant	3.4	2.7%
STOP&SHOP	Stop & Shop	Parent: Baa1	N/A	Grocery	Single and Multi Tenant	4.3	2.5%
DICK'S SPORTING GOODS	Dick's Sporting Goods	Actual: Baa3	$6 Billion	Sporting Goods	Multi-Tenant	2.8	2.3%
Bob Evans	Bob Evans	Implied: Ba1	N/A	Fast Casual Restaurants	Single-Tenant	14.8	2.1%
DOLLAR GENERAL	Dollar General	Actual: Baa2	$56 Billion	Discount Retail	Single-Tenant	7.2	2.0%
Top 10 Tenants		72% IG Rated[2]	$430 Billion			7.5	28.5%
Remaining Portfolio						7.0	71.5%

Note: Metrics shown for the Q2'22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end. Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021.

1. Market capitalization as of June 30, 2022. Source: Bloomberg.
2. Based on Annualized Straight-Line Rent. Ratings information as of June 30, 2022. 63% of the rated tenants were actual Investment Grade rated and 9% of the rated tenants were implied Investment Grade, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor.

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Primarily Necessity-Based Tenant Base (% of SLR)

RTL's portfolio featured a diverse range of tenant industries with no individual tenant-industry that totaled more than 8% of portfolio SLR and had a greater emphasis on Necessity-Based retail tenants than the RTL portfolio prior to the CIM Transaction.



Gas/Convenience 8%
Discount Retail 7%
Specialty Retail 7%
Healthcare 6%
Quick Service Restaurant 5%
Home Improvement 5%
Grocery 5%
Retail Banking 4%
Full-Service Restaurant 4%
Apparel Retail 4%
Fast Casual 4%
Sporting Goods 4%
Refrigerated Warehousing 3%
Pet Supplies 3%
Auto Services 3%
Salon / Beauty 3%
Furniture 2%
Entertainment 2%
All Others 21%
44 Tenant Industries

Tenant Industry	Type	% of SLR
Gas/Convenience	Necessity-Based	8%
Discount Retail	Traditional Retail[1]	7%
Specialty Retail	Traditional Retail	7%
Healthcare	Necessity-Based	6%
Quick Service Restaurant	Necessity-Based	5%
Home Improvement	Traditional Retail	5%
Grocery	Necessity-Based	5%
Retail Banking	Necessity-Based	4%
Full-Service Restaurant	Necessity-Based	4%
Apparel Retail	Traditional Based	4%
Fast Casual	Necessity-Based	4%
Sporting Goods	Traditional Retail	4%
Refrigerated Warehousing	Distribution	3%
Pet Supplies	Traditional Retail	3%
Auto Services	Necessity-Based	3%
Salon / Beauty	Necessity-Based	3%
Furniture	Traditional Retail	2%
Entertainment	Traditional Retail	2%
26 Others	Various	21%

55% of portfolio SLR was derived from Necessity-Based tenants

Note: Metrics shown for the Q2'22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end. Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021.

1. See appendix for a full description of capitalized terms

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8 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Significant Sunbelt Exposure Coupled With Geographic Diversification As of Q2’22, 57 % of RTL’s SLR was derived from sunbelt markets, which continue to grow and have favorable demographic tailwinds, with the balance derived from dense suburban markets with strong MSA’s and community centric lifestyles. Sunbelt Markets RTL Single Tenant RTL Multi Tenant State % of SLR GA 10% NC 7% OH 7% FL 6% AL 5% TX 5% IL 5% SC 5% KY 4% CA 3% 38 Others 43% Legend Note: Metrics shown for the Q2’22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end . Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021.

9 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 2% 6% 8% 7% 7% 5% 4% 3% 2% 8% 1% 1% 1% 2% 4% 8% 2% 4% 3% 23% 2022 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Lease Maturity Schedule (% of total portfolio SLR) RTL MT RTL ST Well Balanced Lease Maturity Schedule RTL’s unique investment mix of stable long term single tenant net lease assets and open air shopping centers results in a well balanced lease maturity schedule with a weighted average Remaining Lease Term of 7.2 years, offering market rate leasing opportunities for RTL’s asset managers. 4.6 Years 9.9 Years 7.2 Years WALT Note: Metrics shown for the Q2’22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end .. Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021.

10 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 87.6% 88.3% 89.4% RTL Q2'22 Occupancy Successful Leasing and Asset Management Platform Multi Tenant Leasing Detail (SF and SLR in 000’ Annualized SLR Leased SF Leased % Q1’22 Reported $159,152 12,147 87.6% Q2’22 Reported $202,413 14,907 87.6% Q2’22 Leasing Pipeline: Executed Occupancy +$1,822 +119 88.3% Executed Leases After Quarter End & Executed LOIs +$2,446 +172 Q1’22 Multi Tenant Occupancy Plus Leasing Pipeline: $206,681 15,198 89.4% Successful Leasing Platform To Continue To Produce Shareholder Value Leasing Commentary  RTL’s Executed Occupancy consists of ten new leases, including five leases with Anchor tenants, that total over 119,100 square feet and $1.8 million of Annualized Straight line Rent over a weighted average lease term of ten years  RTL’s Leasing Pipeline consists of 19 new leases that total over 171,600 square feet and $2.4 million of Annualized Straight line Rent over a weighted average lease term of 11 years, if signed letters of intent lead to definitive agreements which is not assured  RTL also completed 38 multi tenant lease renewals in Q2'22, bringing the 2022 total to 56, totaling nearly 600,000 square feet and $8.2 million of Annualized Straight Line Rent as compared to $7.7 million prior to renewal execution. Note: Leasing Pipeline data as of July 15, 2022. Metrics shown for the Q2’22 RTL portfolio as of and for the period ending June 30, 2022 including the applicable stub period for the properties acquired from CIM during the quarter and the final property that was acquired subsequent to quarter end. Asset and tenant data for the property acquired after quarter end included herein is as of the three months ended September 30, 2021. In Q2’22, RTL continued to generate substantial leasing activity for its existing and newly acquired multi tenant assets by building an Executed Occupancy and forward Leasing Pipeline of nearly 291,000 square feet, which are expected to increase multi tenant Occupancy by 1 Tenants RTL’s Partnered With in 2022 Moody’s Implied: Ba2 Moody’s Implied: Baa2 Moody’s: Baa1 Type: New Term: 10 Years SF: 15 ,300 Type: Renewal Term: 6 Years SF: 125, 8 00 Type: New Term: 12 Years SF: 21,4 00 Type: Renewal Term: 5 Years SF: 48 ,000 Not Rated RTL Q2’22 + Executed Occupancy & Leasing Pipeline +1.8% RTL Q2’22 Occupancy + Executed Occupancy

RTL Second Quarter 2022 Financial Highlights

RTL features a diligently constructed capital structure that can support a near-term increase in leverage from the accretive $1.3 billion CIM Transaction and is comprised of a variety of capital sources, including $500 million of unsecured notes.

Debt Capitalization (as of June 30, 2022)	($mm)
Single-Tenant Mortgages	$1,283
Multi-Tenant Mortgages	$523
Total Secured Debt	**$1,806**
2028 4.5% Senior Unsecured Notes	$500
Revolving Credit Facility	$488
Total Unsecured Debt	**$988**
Total Debt	**$2,794**
Weighted Average Interest Rate[1]	**3.8%**

Key Capitalization Metrics ($ in mm)	Q2'22
Net Debt[2][3]	$2,725
Gross Asset Value[2]	$5,389
Net Debt / Adjusted EBITDA	9.4x
Net Debt / Gross Asset Value	50.6%

Earnings Summary (*$ mm*)	Q2'22	Q2'21
Net loss Attributable to Common Stockholders	($56.3)	($7.4)
NOI[2]	$89.4	$68.2
Cash NOI[2]	**$86.3**	**$65.4**
Funds from Operations (FFO)[2]	$35.7	$25.1
Adjusted Funds from Operations (AFFO)[2]	$38.5	$29.2
Funds from Operations (FFO) per Share	**$0.27**	**$0.23**
Adjusted Funds from Operations (AFFO) per Share	**$0.29**	**$0.26**
Weighted Average Basic and Diluted Shares Outstanding	132.6	110.9

Q2'22 Net Loss, Common Stock Dividends and AFFO and *($mm)*



($56.3)
$28.6
$38.5
Net Loss
Common Stock Dividends
AFFO

Note: Metrics as of and for the three months ended June 30, 2022. See Definitions in the appendix for a full description of capitalized terms.
1) *Weighted average interest rate based on balance outstanding as of June 30, 2022.*
2) *See Definitions in the appendix for a full description.*
3) *Excludes the effect of deferred financing costs, net and mortgage premiums, net.*

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12 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 10% 2% 25% 4% 58% 2022 2023 2024 2025 2026 Thereafter Percent of Debt Maturing (Q2'22) Key Capitalization Metrics 5.3 Years 5.0 Years 5.6 Years 5.3 Years 4.6 Years 3.7% 3.6% 4.0% 3.7% 3.8% 2 2.5 3 3.5 4 4.5 5 5.5 6 1.50% 2.50% 3.50% 4.50% 5.50% 6.50% Q2'2021 Q3'2021 Q4'2021 Q1'2022 Q2'2022  Weighted average interest rate of 3.8% with 82.5% of debt at fixed interest rates.  Assumption of $352 million of existing mortgage debt at a weighted average interest rate of 3.9%, despite a rising interest rate environment.  Only 12% of RTL’s debt matures through 2024 as a result of RTL’s focus in to lock in long term low interest rate bearing debt in 2020 and 2021. Note: Metrics as of and for the three months ended June 30 , 2022 unless otherwise indicated . 1) Based on total debt outstanding as of June 30, 2022. For purposes of the revolving credit facility, the chart uses debt outstanding under the facility at such date and not the total commitment. 2) Weighted based on the outstanding principal balance of debt for Q2’22 as of June 30, 2022 and for Q2’21 as of June 30, 2021. 3) The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, and amortization of mortgage premiums on borrowings) for the quarter ended June 30, 2022 and for the quarter ended June 30, 2021. Adjusted EBITDA and cash paid for interest are Non GAAP metrics. See appendix for Non GAAP reconciliations. 4) Includes floating rate debt fixed by swaps. Metric Q2’2022 Q2’2021 Interest Coverage Ratio ( 2.9x 3.1x Fixed Rate Debt ( 82.5% 91.4% Weighted Average Interest Rate 3.8% 3.7% Weighted Average Debt Maturity 4.6 Years 5.3 Years Balance Sheet Highlights Weighted Average Interest Rate and Debt Maturity ( Key Debt Metrics (as of June 30, 2022 and as of June 30, 58% of RTL’s Debt Is Scheduled to Mature After 2026 ( RTL’s debt capitalization features a primarily fixed rate and low interest rate bearing debt profile, including $500 million of senior unsecured notes and a recently extended credit facility maturity from 2024 to 2027.

13 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Experienced Management Team Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions  Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions  Oversaw the acquisition of over $3.5 billion of real estate assets and the lease up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors  Founding partner of AR Global  Previously served as Senior VP of sales and leasing for American Financial Realty Trust  Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy  Responsible for leading all debt capital market transactions  Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development  Responsible for corporate development and business strategy  Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Jason Doyle Chief Financial Officer, Treasurer and Secretary  Mr. Doyle previously served as chief accounting officer of Global Net Lease, Inc. (“GNL”) and Chief Financial Officer, Secretary , and Treasurer of Healthcare Trust, Inc. (“HTI”). Prior to joining AR Global and GNL, Mr. Doyle held various financial and practice leadership roles, including Acting VP Finance at Markforged , Inc. Associate Controller, Head of Global Accounting Operations at Charles River Associates and VP Finance and Practice Director, Transportation at AST Corporation, a privately held software and management consulting firm

14 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Legal Notices

15 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Disclaimers Disclaimers This presentation includes estimated projections of future operating results or activities such as leasing activity, among other things These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections This information is not fact and should not be relied upon as being necessarily indicative of future results the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” section of the Company's Annual Report on Form 10 K for the year ended December 31 2021 the Company's subsequent Quarterly Reports on Form 10 Q and in future filings with the SEC The projections also reflect assumptions as to certain business decisions that are subject to change As a result, actual results may differ materially from those contained in the estimates Accordingly, there can be no assurance that the estimates will be realized The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10 K for the year ended December 31 2021 filed with the SEC on February 24 2022 and the Company's subsequent Quarterly Reports on Form 10 Q, Current Reports on Form 8 K and Annual Reports on Form 10 K filed with the SEC These and other factors could cause results to differ materially from those expressed in these publications and reports This presentation contains estimates and information concerning the Company’s industry that is based on industry publications The Company has not independently verified the accuracy of the data contained in these industry publications These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information The majority of the concessions granted to the Company's tenants as a result of the COVID 19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery In light of the COVID 19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID 19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals In addition, since the Company currently believes that these deferral amounts are collectable, the Company has excluded from the increase in straight line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating

16 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Forward Looking Statements Certain statements made in this presentation are “forward looking statements” (as defined in Section 21E of the Exchange Act), including estimated projections of future operating results, and the impact of the proposed acquisition, and which reflect the expectations of the Company regarding future events. The forward looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward looking statements. Such forward looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts. Our potential risks and uncertainties are presented in the section titled “Item 1A Risk Factors” disclosed in our Annual Report on Form 10 K for the year ended December 31, 2021 filed with the SEC on February 24, 2022, and the Company's subsequent Quarterly Reports on Form 10 Q filed with the SEC. Forward looking statements speak as of the date they are made and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward looking statements:  We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect.  We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID 19 pandemic, including negative impacts on our tenants and their respective businesses.  Certain of the agreements governing our indebtedness may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock and our Series C Preferred Stock, and our ability to repurchase shares.  If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.  Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.  Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.  Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results from operations.  In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.  We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.  Our tenants may not be diversified including by industry type or geographic location.  The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.  Certain of our tenants are facing increased competition with other non traditional and online grocery retailers and higher costs due to inflation and supply chain issues, which may negatively impact their businesses.  We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.  All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with our Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.  We have long term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances.  We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.  The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.  Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.  Actual or threatened terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate our business and our profitability.  Certain provisions in our bylaws and agreements may deter, delay or prevent a change in our control.  We may fail to continue to qualify as a REIT.

17 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Appendix

18 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Definitions AFFO In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the merger with American Realty Capital Retail Centers of America, Inc in February 2017 (the “ These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us Insurance reimbursements are deducted from AFFO in the period of reimbursement We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments In addition, by excluding non cash income and expense items such as amortization of above market and below market leases intangibles, amortization of deferred financing costs, straight line rent, and share based compensation related to restricted shares and the 2018 OPP from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to of our portfolio of properties AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently Annualized Straight Line Rent (“ Straight line rent which is annualized and calculated using the most recent available lease terms as of the period end indicated Cash Cap Rate For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease or leases For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold For acquisitions, cash cap rate is calculated by dividing this annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property, excluding acquisition costs Weighted average cash cap rates are based on square feet unless otherwise indicated Cash NOI We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight line adjustments that are included in GAAP lease revenues Executed Occupancy Includes Occupancy as defined below as of a particular date as well as all leases fully executed by both parties as of the same date where the tenant has yet to take possession as of such date For Q 2 22 and as of July 15 2022 there are ten additional leases executed where rent commences over time in 2022 totaling approximately 119 100 square feet FFO: We define FFO, a non GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non controlling interest to arrive at FFO attributable to stockholders. Our FFO calculation complies with NAREIT's definition. Gross Asset Value: Total gross asset value of $5.4 billion, comprised of total assets of $4.7 billion plus accumulated depreciation and amortization of $0.7 billion as of June 30, 2022. Investment Grade: As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2022 and based on Annualized Straight Line Rent. Leasing Pipeline : Leasing Pipeline includes i ) all leases fully executed by both parties as of July 15, 2022, but after June 30, 2022 and (ii) all leases under negotiation with an executed LOI by both parties as of July 15, 2022. This represents six executed leases totaling approximately 34,800 square feet and 13 LOIs totaling approximately 136,800 square feet. No lease terminations occurred during this period. Leasing pipeline should not be considered an indication of future performance. Liquidity: As of June 30, 2022, the Company had $69.4 million in cash and cash equivalents, and $38.6 million available for future borrowings under the Company's credit facility. LOI: Means a non binding letter of intent. Necessity Based We define Necessity Based as properties that are leased to tenants that operate in what we believe to be service based or essential industries such as auto services, distribution, financial services, gas/convenience, grocery, healthcare, and quick service restaurants, among others Net Debt For Q 2 2022 represents total debt of 2 8 billion less cash and cash equivalents of 69 4 million as of June 30 2022 NOI Defined as a non GAAP financial measure used by us to evaluate the operating performance of our real estate NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense NOI excludes all other items of expense and income included in the financial statements in calculating net ( Occupancy Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated At the beginning of the third quarter of 2022 C&S Wholesale Grocer’s lease expired and was not renewed, representing 360 000 square feet and 1 6 million of annualized straight line rent Giving effect to this lease expiration, portfolio and single tenant Occupancy as of June 30 2022 would have been 90 and 93 respectively However, in Q 3 22 RTL executed a PSA to dispose the asset for 15 5 million and expects to complete the asset sale in Q 3 22 PSA Means a definitive purchase and sale agreement Remaining Lease Term Represents the outstanding tenant lease term Weighted based on Annualized Straight Line Rent as of the date or period end indicated Traditional Retail RTL definition of Traditional Retail includes retail properties leased to tenants in the auto retail, department store, discount retail, electronics, furniture, home improvement, home furnishing specialty retail, and sporting good sectors

19 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Non GAAP Reconciliations (Adjusted EBITDA, NOI & Cash NOI) (Unaudited) Three Months Ended June 30, 2022 June 30, 2021 EBITDA: Net income (loss) $ (50,480) (1,482) Depreciation and amortization 46,573 32,428 Interest expense 28,329 20,361 EBITDA ( $ 24,422 51,307 Impairment of real estate investments 58,954 91 Acquisition, transaction and other costs 206 136 Equity based compensation 3,523 5,283 Gain on sale of real estate investments (13,438) (11) Other income (944) (20) Adjusted EBITDA ( $ 72,724 56,786 Asset management fees to related party 8,296 7,922 General and administrative 8,390 3,540 NOI ( $ 84,409 68,248 Amortization of market lease and other intangibles, net (1,582) (1,041) Straight line rent (1,509) (1,759) Cash NOI ( $ 86,318 65,448 Cash Paid for Interest: Interest expense $ 28,329 20,361 Amortization of deferred financing costs, net (3,236) (2,361) Amortization of mortgage discounts and premiums on borrowings (174) 323 Total cash paid for interest $ 24,919 18,323 Non GAAP Measures Amounts in thousands 1) For the three months ended June 30, 2022 and June 30, 2021, includes equity based compensation expense related to the Company’s restricted common shares of $0.4 million and $0.3 million, respectively.

Non-GAAP Reconciliations (FFO & AFFO)

Non-GAAP Measures *Amounts in thousands, except per share data*	(Unaudited) Three Months Ended		
	June 30, 2022	December 31, 2021	June 30, 2021
Funds from operations (FFO):			
Net loss attributable to common stockholders (in accordance with GAAP)	$ (56,259)	$ (40,219)	$ (7,405)
Impairment of real estate investments	58,954	28,616	91
Depreciation and amortization	46,573	32,955	32,428
Gain on sale of real estate investments	(13,438)	(3,982)	(11)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(113)	53	(50)
FFO attributable to common stockholders[1]	$ 35,717	$ 17,423	$ 25,053
Acquisition, transaction and other costs[2]	206	774	136
Legal fees and expenses – COVID-19 Lease Disputes[3]	58	200	109
Amortization of market lease and other intangibles, net	(1,582)	(1,175)	(1,041)
Straight-line rent	(1,509)	(1,897)	(1,759)
Straight-line rent (rent deferral agreements)[4]	(446)	(694)	(1,124)
Amortization of mortgage (premiums) and discounts on borrowings, net	174	4	(323)
Loss on non-designated derivatives[5]	—	3,950	—
Equity-based compensation[6]	3,523	3,485	5,283
Amortization of deferred financing costs, net and change in accrued interest[7]	3,236	4,743	2,896
Gain on settlement of Prairie Towne liens[8]	(887)	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(5)	3	(6)
AFFO attributable to common stockholders[1]	$ 38,485	$ 26,816	$ 29,224
Weighted-average common shares outstanding	132,598	123,221	110,898
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$ (0.43)	$ (0.33)	$ (0.07)
FFO per common share	$ 0.27	$ 0.14	$ 0.23
AFFO per common share	$ 0.29	$ 0.22	$ 0.26
Dividends declared on common stock	$ 28,599	$ 26,245	$ 23,054

1) FFO and AFFO for the three months ended June 30, 2022 and 2021 include income from lease termination fees of $5.7 million and $0.8 million, respectively, which is recorded in revenue from tenants in our consolidated statements of operations.
2) Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the merger with American Realty Capital-Retail Centers of America, Inc. in February 2017.
3) Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
4) Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheets but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO.
5) In the fourth quarter ended December 31, 2021, the Company recognized a charge $4.0 million for the change in value of an embedded derivative (a 7.5% collar on the price of stock/units to be issued in connection with the CIM Portfolio Acquisition). Management does not consider this non-cash charge for an embedded derivative fair value adjustment in connection with this transaction to be capital in nature and it is not part of recurring operations. Accordingly, such charges are excluded for AFFO purposes.
6) Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
7) We issued $500.0 million in Senior Notes in October 2021. The Senior Notes pay semiannual interest which we accrue interest over time for GAAP purposes. Accordingly, to better reflect our operating performance, beginning with the year ended December 31, 2021 and for all periods thereafter, we have elected to remove the impact of the change in accrued interest from the calculation of AFFO, which was previously included in this line item. The impact to AFFO for the removal of the change in accrued interest included in this line for the three months ended June 30, 2021 was an increase to AFFO of $535,000.
8) Included in other income for the three months ended June 30, 2022 was a gain of $0.9 million on prior liens incurred on our Prairie Towne property as a result of a settlement with the lien holder during the three months ended June 30, 2022. Management does not consider this gain to be part of our normal operating performance and has, accordingly, reduced our AFFO for this amount.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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